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                                                                      EXHIBIT 99


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cendant Corporation (the "Company") on Form 10-Q/A for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henry R. Silverman, as Chief Executive Officer of the Company, and Kevin M. Sheehan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Henry R. Silverman
Henry R. Silverman
Chief Executive Officer
December 19, 2002


/s/ Kevin M. Sheehan
Kevin M. Sheehan
Chief Financial Officer
December 19, 2002


This certification accompanies the Report pursuant to ss.906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.